Registration No. 2-97014

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	93-0609074
(State of incorporation)	(I.R.S. Employer Identification No.)
414 Union Street, Suite 2000 Nashville, Tennessee	37219-1711
(Address of principal executive offices)	(Zip code)

LOUISIANA-PACIFIC CORPORATION
1984 EMPLOYEE STOCK OPTION PLAN
(Full title of the plan)

Anton C. Kirchhof
Secretary
Louisiana-Pacific Corporation
805 S.W. Broadway
Portland, Oregon 97205
Telephone: (503) 821-5100
(Name, address and telephone number of agent for service)

_________________

DEREGISTRATION

DEREGISTRATION

        The total number of shares of common stock, $1 par value per share, of Louisiana-Pacific Corporation registered pursuant hereto for issuance under the Louisiana-Pacific Corporation 1984 Employee Stock Option Plan is 3,278,181 shares (following adjustment for 3% stock dividends in each of 1985, 1986 and 1987, a 3-for-2 stock split in 1992, and a 2-for-1 stock split in 1993), of which 2,837,531 shares have been sold since the Registration Statement became effective and 440,650 shares remain unsold. The Registration Statement is hereby amended to deregister the 440,650 remaining shares.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on the 7th day of August, 2006.

LOUISIANA-PACIFIC CORPORATION (Registrant)

By: /s/ Curtis M. Stevens Curtis M. Stevens
Executive Vice President, Administration and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 7th day of August, 2006.

Signature	Title
/s/ Richard W. Frost Richard W. Frost	Chief Executive Officer, Director (Principal Executive Officer)
/s/ Curtis M. Stevens Curtis M. Stevens	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)
/s/ Russell S. Pattee Russell S. Pattee	Corporate Controller and Assistant Treasurer (Principal Accounting Officer)
/s/ E. Gary Cook E. Gary Cook	Director
________________________ Archie W. Dunham	Director
/s/ Daniel K. Frierson Daniel K. Frierson	Director

/s/ Paul W. Hansen Paul W. Hansen	Director
/s/ John C. Kerr John C. Kerr	Director
________________________ Kurt M. Landgraf	Director
/s/ Dustan E. McCoy Dustan E. McCoy	Director
/s/ Colin D. Watson Colin D. Watson	Director